EXHIBIT 99.1

DISCOVER FINANCIAL SERVICES NAMES NEW CHIEF ACCOUNTING

OFFICER

Riverwoods, IL, March 31, 2008 – Discover Financial Services today announced that Kevin Killips has been named controller and chief accounting officer. In this newly created position, Killips will oversee all aspects of Discover Financial Services’ accounting function. He will report directly to Roy A. Guthrie, chief financial officer for Discover.

“Kevin brings years of invaluable finance and accounting experience to the position of Discover’s chief accounting officer,” said Guthrie. “We expect that his leadership will be a great asset as we move forward to expand our business and take advantage of new opportunities in the financial services industry.”

“As chief accounting officer, I look forward to contributing to the Company’s efforts to grow its profitability and expand its Card and payments businesses,” said Killips. “Applying my knowledge to a company with such an impressive track record and leading industry position will undoubtedly be a rewarding experience.”

Killips comes to Discover Financial Services from LaSalle Bank where he worked for nearly ten years most recently serving as executive vice president, North American chief accounting officer and corporate controller. There he was responsible for the comprehensive accounting function of ABN AMRO’s North American operations including reporting, policy, tax, financial control, budgeting, financial systems and project management.

Prior to his work with LaSalle, Killips was the director of Internal Audit, and then vice president-Finance for leasing operations at Transamerica Corporation. Killips was also at Ernst & Young from 1979-1993. Killips, a certified public accountant, holds a bachelor’s degree from Dominican University in River Forest, Illinois.

Killips will begin his new role at Discover on March 31, 2008.

About Discover Financial Services

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. The company operates the Discover Card, America’s cash rewards pioneer. Since its inception in 1986, the company has become one of the largest card issuers in the

United States. Its payments businesses consist of the Discover Network, with millions of merchant and cash access locations, and PULSE, one of the nation’s leading ATM/debit networks. For more information, visit www.discoverfinancial.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover Financial Services’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates; changes in economic variables, such as the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments and other market indices; the availability and cost of funding and capital; access to U.S. debt markets; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products and services; our ability to attract new merchants and maintain relationships with current merchants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of our separation from Morgan Stanley; the impact of any potential future acquisitions; investor sentiment; and the restrictions on our operations resulting from indebtedness incurred during our separation from Morgan Stanley.

These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. Additional factors that could cause Discover Financial Services’ results to differ materially from those described in the forward-looking statements can be found in the Company’s annual report on Form 10-K, filed with the SEC and available at the SEC’s internet site (http://www.sec.gov).

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